Key – 2013 Superpriority DIP Credit Agreement Loan Parties:

- = Borrower
- = Guarantor
- = Equity Pledgor
- = Restricted Subsidiary (Subject to Covenants, but not a Loan Party)
- = Excluded Subsidiary (is a Restricted Subsidiary but not a Loan Party because assets are immaterial)
- = Certain 2018 Secured Notes Priority Collateral (65% pledge of stock)
- = Entity is an Unrestricted Subsidiary under the **DIP Facility** (generally not subject to covenants)

EXIDE TECHNOLOGIES

Certain Notes relating to Collateral Matters

1. Each Equity Pledgor has pledged the equity of the Loan Party directly below it pursuant to share pledges governed by the laws of the issuer's jurisdiction.

2. Each Equity Pledgor that is also a Borrower or Guarantor has also pledged the equity of its other direct subsidiaries, subject to certain exceptions.

3. The 2018 Secured Notes are secured by a first-priority pledge of 65% of the stock in Exide Global Holding Netherlands C.V. ("Exide CV").



Exide Technologies (Delaware)
Issuer/Grantor under the 2018 Secured Notes
Exide Technologies Do Brasil Ltda
RBD Liquidation LLC (Delaware)
Dixie Metals Co. (Delaware)
Exide Delaware, L.L.C. (Delaware)
Exide Illinois, Inc. (Pennsylvania)
Refined Metals Corporation (Delaware)
GNB Battery Technologies Japan, Inc. (Delaware)
EH International LLC (Delaware)
Cooperatie Exide Europe U.A. (Netherlands)
Exide Mans Limited (Isle of Man)
Asia Pacific Operations
Exide Holding Asia PTE Limited (Singapore)
GNB Technologies (India) Private Ltd. (India)
Exide Technologies Ltd (New Zealand)
Exide Singapore PTE Ltd (Singapore)
Exide Australia PTY Ltd (Australia)
GNB Technologies (China) Limited (Hong Kong)
Exide Holding Netherlands B.V. (Netherlands)
Exide Holding Europe SAS (France)
Exide Technologies SAS (France)
Exide Technologies Srl (Italy)
Exide Technologies S.A. (Poland)
Exide Technologies GmbH (Germany)
Exide Technologies B.V. (Netherlands)
Exide Technologies Canada Corporation (Canada)
Exide Technologies SLU (Spain)
Exide Technologies Recycling S.L. (Spain)
Exide Technologies LDA (Portugal)
Exide Technologies Recycling II LDA (Portugal)
G.V.B. - Gestão e Valorização de Baterias, Lda
Exide Technologies SSC, s.p. zoo (Poland)
Exide Technologies, LLC (Russia)
Exide Technologies S.A. s.k. (Poland)
Exide Slovakia SRO (Slovakia)
Hagen Batterie AG (Germany)
AIM Munchen GmbH (Germany)
CMP Batteries Pension Ltd (England)
Exide Technologies AB (Sweden)
Exide Technologies AS (Norway)
Exide Batteriewerke GmbH (AT)
Exide Technologies A/S (Denmark)
Exide Technologies OY (Finland)
Exide Technologies Defence AS (Norway)